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                                                                   EXHIBIT 10.11
                              MANAGEMENT AGREEMENT

      This MANAGEMENT AGREEMENT (the "Agreement") dated as of July 21, 2003 is made by and between American Commercial Lines LLC, its subsidiaries and affiliates that are currently debtors in chapter 11 cases (collectively the "Debtors") pending in the United States Bankruptcy Court for the Southern District of Indiana (the "Bankruptcy Court") and Marotta Gund Budd & Dzera, LLC (the "Manager"), a New Jersey limited liability corporation.

                                    RECITALS;
      WHEREAS, the parties hereto desire to enter into this Agreement to set forth the basis on which the Manager will perform management services for the Debtors, all as set forth more fully in this Agreement.

      NOW, THEREFORE, in consideration of the promises and covenants set forth herein, and intending to be legally bound hereby, the parties to this Agreement hereby agree as follows:

      1. ENGAGEMENT. The Debtors hereby engage the Manager as an independent contractor to the Debtors, and the Manager hereby accepts such engagement, on the terms and conditions set forth in this Agreement subject only to Bankruptcy Court approval. The Debtors are hereby acquiring from the Manager the services of Philip J. Gund ("Gund"), as well as such additional personnel that may be necessary. All compensation for the services and actions of Gund and the Manager's other personnel that may perform services on the Debtors' behalf under this Agreement will be paid by the Debtors directly to the Manager.

      2.    DUTIES.

            (a) The Debtors represent to the Manager that its Board of Managers (the "Board") has duly approved the retention of the Manager and approved the terms of this Agreement, including the appointment of Gund as the Chief Financial Officer of the Debtors. The Manager will assign Gund to serve as Chief Financial Officer to act in the managerial capacities to carry out other services required of the Manager.

            (b) Subject to the Board's assignment of certain of the following functions to other of the Debtors' officers or reservation of certain functions by the Board, Gund (in his role as Chief Financial Officer) shall be authorized to make decisions, in consultation with the Debtors' Chief Executive Officer, with respect to all aspects of the financial management of the Debtors' business and oversight of the bankruptcy process including, but not limited to, Bankruptcy Court reporting requirements, development of a plan of reorganization, disclosure statement, claims management, managing outside professionals (Huron Consulting Group) and such other areas as he may identify, in such manner as he deems necessary or appropriate in his sole discretion consistent with the business judgment rule and subject to appropriate governance by the Board in accordance with the Debtors' operating agreements and the Bankruptcy Court. As Chief Financial Officer, Gund will be part of Debtors' senior management team and as such will be involved in key operating decisions. In the performance of the foregoing functions, Gund shall report to the Board. In addition to the above, Gund will accept an appointment to the Board

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and serve as a member of the Board if requested by representatives of the
Debtors who are authorized to make such appointment.

            (c) The Manager shall cause Gund to devote substantially all his business time to the performance of services for the Debtors hereunder on behalf of the Manager. Additionally, the Manager will have the right to use such additional personnel that may be necessary to devote sufficient time to carry out the scope of services outlined herein upon prior approval of the Board.

            (d) In undertaking to provide the services set forth herein, the Manager does not guarantee or otherwise provide any assurances that it will succeed in restoring the Debtors' operational and financial health and stability or that there will be a successful reorganization under the Chapter 11 proceeding. The Debtors' obligation to pay the Manager's compensation and reimbursement of expenses (as specified below under Section 4(a) and 4(b) and Section 4(c), respectively) shall not be conditioned upon any particular results being achieved by the Manager but only final Bankruptcy Court approval at the conclusion of this engagement.

            (e) In view of the Debtors' present circumstances, the Debtors acknowledge that Gund and, to the extent necessary the Manager's other personnel, may be required to make decisions with respect to extraordinary measures quickly. Consequently, the depth of their analysis of the information on which their decisions will be based may be limited in some respects due to the availability of information, time constraints and other factors. Moreover, each of Gund and the Manager's other personnel shall be entitled, in performing their duties hereunder on behalf of the Manager, to rely on information disclosed or supplied to them by the Debtors' officers, employees and representatives without verification or warranty of accuracy or validity.

            (f) Gund and the Manager's other personnel will work cooperatively with Debtors' officers and other professionals and will keep the Board fully apprised of their findings, plans and activities. The Company understands that Gund and the Manager's other personnel will coordinate with Debtors' other officers and professionals to cause Debtors to effectively communicate with the Debtors' creditors and their respective professionals as to the status of operations and the Debtors' restructuring plans.

      3. TERM. The term of the Manager's engagement hereunder shall commence upon the execution of this agreement and the approval of this Agreement by the Bankruptcy Court and shall continue until the effective date of a confirmed Plan of Reorganization, unless terminated earlier as set forth below. The Manager agrees to begin providing services prior to Bankruptcy Court approval and the Debtors agree to seek retention of the Manager NUNC PRO TUNC to the date of the execution of the Agreement. This engagement may be terminated at any time by either the Debtors or the Manager upon providing 30 days written notice thereof to the other party. However, such termination shall not affect the Debtors' obligation to pay the Manager for fees and expenses accruing through the termination date.

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      4.    COMPENSATION. The Manager's compensation hereunder shall consist of the following:

            (a) Fees for the services of Gund as set forth herein will be a monthly fee of $80,000.00, payable in advance plus reasonable expenses to be paid in arrears. The monthly fee for July 2003 will be prorated based upon the actual start date and the resultant portion of the month for which Gund provide services. The Manager will review its level of effort with the Board initially on August 31, 2003 and thereafter on a monthly basis, and if necessary adjust the monthly fee accordingly.

            (b) To the extent necessary the Manager, with the prior approval of the Board, shall have the right to assign additional associates on an hourly rate basis.

            (c) Reimbursement of the Manager's reasonable expenses for personnel retained on an hourly basis including, but not limited to, costs of travel (not to include first class airfare), lodging, meals and other expenses directly relating to this engagement.

The Debtors shall pay to the Manager the compensation set forth in Section 4(a) at least within three days after Bankruptcy Court approval of the retention of the Manager and then on each subsequent monthly anniversary of this Agreement and pay to the Manager the compensation set forth in Section 4(b) and 4(c) hereof based upon the submission of monthly invoices to be rendered throughout the course of our engagement. MGBD shall file applications with the Bankruptcy Court to obtain final approval of the compensation and expense reimbursement under Section 4(b) and 4(c) in accordance with the applicable orders of the Bankruptcy Court regarding professional fees and expense reimbursement. All amounts due are payable upon receipt by the Debtors, via wire transfer directly to the Manager's bank account as follows:

BANK:                         Chase Manhattan Bank
                              865 Bloomfield Avenue
                              West Caldwell, NJ 07006

ABA No.:                      021000021

Account Name:                 Marotta Gund Budd & Dzera, LLC

Account No.:                  543500239865

      5. CONFIDENTIALITY. Gund and the Manager's other personnel each agree to treat any information received from the Debtors or its representatives with utmost confidentiality, and except as provided in this Agreement, will not publish, distribute or disclose in any manner any information developed by or received from the Debtors or its representatives without the Debtors' prior approval. Such approval shall not be unreasonably withheld. The Debtors' approval is not needed if either the information sought is required to be disclosed by an order binding on the Manager, issued by a court having competent jurisdiction over the Manager (unless such order specifies that the information to be disclosed is to be placed under seal), or such information is otherwise publicly available.

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      6.    REPRESENTATIONS AND WARRANTIES. As an inducement to the Manager to enter into this Agreement, the Debtors represent and warrant to the Manager the following:

            (a) The Debtors are limited liability companies or corporations duly organized and validly existing under the laws of the jurisdiction in which they were organized and have all requisite powers to enter into this Agreement.

            (b) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated herein or therein nor compliance by the Debtors with any of the provisions hereof or thereof will: (i) violate any order, writ, injunction, decree, law, statute, rule or regulation applicable to it; or (ii) require the consent, approval, permission or other authorization of, or qualification or filing with or notice to, any court, arbitrator or other tribunal or any governmental, administrative, regulatory or self-regulatory agency or any other third party other than the notification requirements under a chapter 11 case and Bankruptcy Court approval.

            (c) This Agreement has been duly authorized, executed and delivered by the Debtors and constitutes a legal, valid and binding agreement of the Debtors, enforceable in accordance with its terms.

            (d) To the actual knowledge of the Debtors, without inquiry or investigation, the Debtors are not aware of any document or written statement regarding the Debtors furnished to the Manager by any member of senior management of the Debtors which contained, when made, any untrue statement of a material fact or omitted to state a fact necessary to make the statements made therein, in light of the circumstance under which they were made, not misleading, excluding: (i) statements which the Manager believes or has reason to believe, as of the date hereof, are inaccurate; and (ii) financial projections. For purposes of this Agreement, the actual knowledge of the Debtors shall mean the actual knowledge of an officer or Board member of the Debtors.

      7. INSURANCE. Promptly upon execution of this Agreement, the Debtors shall cause its insurance broker to add Gund to their existing Officers & Directors Insurance Policy ("D&O" policy) and to send copies of all documentation and other communications regarding the Debtors' D&O policy, including without limitation any renewal or cancellation thereof, to the attention of Gund. Upon any cancellation or nonrenewal of the D&O policy, the Debtors shall exercise their rights, if any, to extend the claim period for a one-year "discovery period" and shall exercise such rights and pay such premiums required thereunder.

      8. INDEPENDENT CONTRACTOR. The parties intend that the Manager shall render services hereunder as an independent contractor, and nothing herein shall be construed to be inconsistent with this relationship or status. The Manager shall not be entitled to any benefits paid by the Debtors to their employees. The Manager shall be solely responsible for any tax consequences applicable to the Manager by reason of this Agreement and the relationship established hereunder, and the Debtors shall not be responsible for the payment of any federal, state or local taxes or contributions imposed under any employment insurance, social security, income tax or other tax law or regulation with respect to the Manager's performance of management services hereunder. The parties agree that, subject to the terms and provisions of

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this Agreement, the Manager may perform any duties hereunder and set the
Manager's own work schedule without day-to-day supervision by the Debtors.

      9. CONFLICTS. The Manager confirms that none of the principals or professional staff of the Manager has any financial interest or business connection with the Company, and the Manager is aware of no conflicts in connection with this Agreement other than the disclosable relationships listed on Schedule A of this Agreement.

      10. AMENDMENTS. Any amendment to this Agreement shall be made in writing and signed by the parties hereto and subject to Bankruptcy Court approval.

      11. ENFORCEABILITY. If any provision of this Agreement shall be invalid or unenforceable, in whole or in part, then such provision shall be deemed to be modified or restricted to the extent and in the manner necessary to render the same valid and enforceable, or shall be deemed excised from this Agreement, as the case may require, and this Agreement shall be construed and enforced to the maximum extent permitted by law as if such provision had been originally incorporated herein as so modified or restricted or as if such provision had not been originally incorporated herein, as the case may be.

      12. CONSTRUCTION. This Agreement shall be construed and interpreted in accordance with the internal laws of the State of New Jersey.

      13. NOTICES. All notices, requests, consents and other communications hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or duly sent by certified mail, postage prepaid; by an overnight delivery service, charges prepaid; or by confirmed telecopy; addressed to such party at the address set forth below or such other address as may hereafter be designated in writing by the addressee to the addressor:

If to the Debtors:

American Commercial Lines LLC
1701 East Market Street
Jeffersonville, IN 47130
         Attention: Lisa Fleming, General Counsel

and

James M. Carr
Baker & Daniels
300 North Meridian Street, Suite 2700
Indianapolis, IN 46204

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If to the Manager:

Marotta Gund Budd & Dzera, LLC
360 Lexington Avenue
New York, NY 10017
       Attention: Philip J. Gund

Any party may from time to time change its address for the purpose of notices to that party by a similar notice specifying a new address, but no such change shall be deemed to have been given until it is actually received by the party sought to be charged with its contents.

      14. WAIVERS. No claim or right arising out of a breach or default under this Agreement shall be discharged in whole or in part by a waiver of that claim or right unless the waiver is supported by consideration and is in writing and executed by the aggrieved party hereto or his or its duly authorized agent. A waiver by any party hereto of a breach or default by the other party hereto of any provision of this Agreement shall not be deemed a waiver of future compliance therewith, and such provisions shall remain in full force and effect.

IN WITNESS WHEREOF, this Agreement has been executed by the parties as of the date first above written.

                                            American Commercial Lines

                                            By: Michael C. [Illegible]

                                            Title: President and CEO


                                            Marotta Gund Budd & Dzera, LLC

                                            By: [Illegible]

                                            Title: Principal

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